UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

(Exact name of Registrant as specified in its Charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona	85008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 894-6311

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         Appointment of Michael W. Upchurch to the Board of Directors

On February 5, 2019, the Board of Directors (the “Board”) of Mobile Mini, Inc. (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, acted to increase the size of the Board from nine (9) to ten (10) members and appointed Michael W. Upchurch to fill the newly-created position. It is expected that Mr. Upchurch will serve on the Audit Committee of the Board and, in connection with such appointment, the Board determined that Mr. Upchurch is an “audit committee financial expert.” The Board determined that Mr. Upchurch is “independent” pursuant to the standards of the NASDAQ Global Select Market, applicable rules of the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.

Mr. Upchurch will be compensated for his Board service consistent with the compensation arrangements provided to the Board’s other independent, non-employee directors, which are more fully described in the section entitled “Board and Committee Membership—Compensation of Non-Employee Directors” of the Company’s definitive proxy statement for its 2018 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 9, 2018, and will receive pro-rated amounts of the $50,000 annual cash retainer paid to the Company’s non-employee directors from the date of his appointment he will receive the $90,000 annual stock award made to the Company’s non-employee directors. Mr. Upchurch will also enter into the Company’s standard form of indemnification agreement for directors, a form of which is incorporated by reference as Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed February 5, 2019.

Michael W. Upchurch is the Executive Vice President and Chief Financial Officer for Kansas City Southern (“KCS”) (NYSE: KSU). Headquartered in Kansas City, Missouri, KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. KCS’ North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada. Mr. Upchurch has held his current position since October 2008. Previously, he was Senior Vice President – Financial Management and Purchasing. He joined KCS in March 2008. Prior to his tenure at KCS, Mr. Upchurch held various positions at Sprint, most recently as Senior Vice President – Financial Operations. He began his career as an accountant with Price Waterhouse. Mr. Upchurch holds a Bachelor of Science in Business Administration with a major in accounting from Kansas State University. He is a Certified Public Accountant. Mr. Upchurch is 58.

There were no arrangements or understandings between Mr. Upchurch and any other persons regarding his appointment to the Board, nor is Mr. Upchurch party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

On February 7, 2019, the Company issued a press release announcing the appointment of Mr. Upchurch as a member of the Company’s Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release announcing the appointment of Michael W. Upchurch as a member of the Board of Directors of Mobile Mini, Inc. dated February 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2019	MOBILE MINI, INC.

/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel